Exhibit 99.1

GXO Reports First Quarter 2024 Results

•First quarter revenue of $2.5 billion, up 6% year over year; organic revenue growth1 of 1%
•Signed new business wins of approximately $250 million in annualized revenue in 1Q 2024; up 55% year over year
•Sales pipeline at 12-month high of $2.2 billion
•Completed acquisition of Wincanton on April 29, 2024

GREENWICH, Conn. — May 7, 2024 — GXO Logistics, Inc. (NYSE: GXO) today announced results for the first quarter 2024.

Malcolm Wilson, chief executive officer of GXO, said, “We delivered a strong start to 2024, reflecting our solid execution amid improving industry dynamics. The company grew revenue by 6% to $2.5 billion and delivered positive organic revenue growth, while gaining market share. We look forward to driving continued growth throughout 2024 and are on track to achieve our full-year outlook.

“We’re seeing strengthening demand from global blue-chip customers to realize operational efficiencies today while planning fulfillment strategies to meet their future needs. We signed approximately $250 million dollars of new business during the quarter, and total new business wins were up 55% year over year. More than half of these new wins came from customers outsourcing to us or partnering with us for the first time.

“In the first quarter, we also announced our strategic acquisition of Wincanton, which we closed last week. Wincanton gives us a platform for growth in attractive verticals, including industrial and aerospace in Europe, and we expect to deliver double-digit accretion to adjusted EPS post-synergies.

“Looking forward, our new business wins and our sales pipeline give us confidence that our growth trajectory is accelerating. We’re investing in our sales organization, expanding automation and AI across our footprint, and diversifying into new geographies and verticals to best position ourselves to deliver shareholder value through profitable growth.”

First Quarter 2024 Results

Revenue increased to $2.5 billion, compared with $2.3 billion for the first quarter 2023. Net loss was $36 million, primarily driven by a $63 million expense associated with legacy litigation, compared with $26 million net income for the first quarter 2023. Diluted loss per share was $0.31, compared with $0.21 diluted earnings per share for the first quarter 2023.

Adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA1”) was $154 million, compared with $158 million for the first quarter 2023. Adjusted diluted EPS1 was $0.45, compared with $0.49 for the first quarter 2023.

1 For definitions of non-GAAP measures see the “Non-GAAP Financial Measures” section in this press release.

GXO generated $50 million of cash flow from operations, compared with $39 million for the first quarter 2023. In the first quarter of 2024, GXO used $17 million of free cash flow1, compared with $43 million used for the first quarter 2023.

Cash Balances and Outstanding Debt

As of March 31, 2024, cash and cash equivalents and debt outstanding were $423 million and $1.6 billion, respectively, as part of GXO’s investment grade balance sheet.

Updated guidance

As previously announced on April 24, 2024, the company reiterated its guidance for the full year 2024 and its 2027 financial targets as follows:

•2024 Guidance2
◦Standalone basis (unchanged):
▪Organic revenue growth1 of 2% to 5%;
▪Adjusted EBITDA1 of $760 million to $790 million;
▪Adjusted diluted EPS1 of $2.70 to $2.90; and
▪Free cash flow conversion1 of 30% to 40% of adjusted EBITDA1.
◦Including expected impact of Wincanton acquisition:
▪Organic revenue growth1 of 2% to 5%;
▪Adjusted EBITDA1 of $805 million to $835 million;
▪Adjusted diluted EPS1 of $2.73 to $2.93; and
▪Free cash flow conversion1 of 30% to 40% of adjusted EBITDA1.
•2027 Financial Targets2
◦Organic revenue CAGR (2024-2027)1,3 of approximately 10%, to approximately $15.5 billion to $16.0 billion of revenue;
◦Approximately 15% adjusted EBITDA CAGR (2024-2027)1,3, to approximately $1.25 billion to $1.30 billion of adjusted EBITDA1;
◦Adjusted diluted EPS CAGR (2024-2027)1,3 of more than 15%;
◦Free cash flow conversion1 of greater than 30% of adjusted EBITDA (2024-2027)1; and
◦Operating return on invested capital1 of more than 30%.

Conference Call

GXO will hold a conference call on Wednesday, May 8, 2024, at 8:30 a.m. Eastern Time. Participants can call toll-free (from US/Canada) 877-407-8029; international callers dial +1 201-689-8029. Conference ID: 13745710. A live webcast of the conference will be available on the Investor Relations area of the company’s website, investors.gxo.com. The conference will be archived until May 22, 2024. To access the replay by phone, call toll-free (from US/Canada) 877-660-6853; international callers dial +1 201-612-7415. Use participant passcode 13745710.

2 Our guidance reflects current FX rates.
3 Compound Annual Growth Rate (CAGR).

About GXO Logistics

GXO Logistics, Inc. (NYSE: GXO) is the world’s largest pure-play contract logistics provider and is benefiting from the rapid growth of ecommerce, automation and outsourcing. GXO is committed to providing a diverse, world-class workplace for more than 130,000 team members across more than 970 facilities totaling approximately 200 million square feet. The company partners with the world’s leading blue-chip companies to solve complex logistics challenges with technologically advanced supply chain and ecommerce solutions, at scale and with speed. GXO corporate headquarters is in Greenwich, Connecticut, USA. Visit GXO.com for more information and connect with GXO on LinkedIn, X, Facebook, Instagram and YouTube.

Non-GAAP Financial Measures

As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable measure under GAAP, which are set forth in the financial tables below.

GXO’s non-GAAP financial measures in this press release include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), adjusted EBITDA margin, adjusted EBITDA CAGR, adjusted earnings before interest, taxes and amortization (“adjusted EBITA”), adjusted EBITA, net of income taxes paid, adjusted EBITA margin, adjusted net income attributable to GXO, adjusted earnings per share (basic and diluted) (“adjusted EPS”), adjusted diluted EPS CAGR, free cash flow, free cash flow conversion, organic revenue, organic revenue growth, organic revenue CAGR, net leverage ratio, net debt, and operating return on invested capital (“ROIC”).

We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, GXO’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures used by other companies. GXO’s non-GAAP financial measures should only be used as supplemental measures of our operating performance.

Adjusted EBITDA, adjusted EBITA, adjusted net income attributable to GXO and adjusted EPS include adjustments for transaction and integration costs, litigation expenses as well as restructuring costs and other adjustments as set forth in the financial table below. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin-off and may include transaction costs, consulting fees, retention awards, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities), and certain costs related to integrating and separating IT systems. Litigation expenses primarily relate to the settlement of ongoing legal matters. Restructuring costs primarily relate to severance costs associated with business optimization initiatives.

We believe that adjusted EBITDA, adjusted EBITDA margin, adjusted EBITA, adjusted EBITA, net of income taxes paid, and adjusted EBITA margin, improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables, which management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses.

We believe that organic revenue and organic revenue growth are important measures because they exclude the impact of foreign currency exchange rate fluctuations, revenue from acquired businesses and revenue from disposed business.

We believe that adjusted net income attributable to GXO and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains, which management has determined are not reflective of our core operating activities, including amortization of acquisition-related intangible assets.

We believe that free cash flow and free cash flow conversion are important measures of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value. We calculate free cash flow as cash flows from operations less capital expenditures plus proceeds from sale of property and equipment. We calculate free cash flow conversion as free cash flow divided by adjusted EBITDA, expressed as a percentage.

We believe that net debt and net leverage ratio are important measures of our overall liquidity position and are calculated by adding bank overdrafts and removing cash and cash equivalents from our total debt and net debt as a ratio of our adjusted EBITDA. We calculate ROIC as our adjusted EBITA, net of income taxes paid divided by the average invested capital. We believe ROIC provides investors with an important perspective on how effectively GXO deploys capital and use this metric internally as a high-level target to assess overall performance throughout the business cycle.

Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating GXO’s ongoing performance.

With respect to our financial targets for full-year 2024 organic revenue growth, adjusted EBITDA, adjusted diluted EPS, and free cash flow conversion and our 2027 financial targets of organic revenue CAGR, adjusted EBITDA, adjusted EBITDA CAGR, adjusted diluted EPS CAGR, free cash flow conversion and ROIC, a reconciliation of these non-GAAP measures to the corresponding GAAP measures is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from these non-GAAP target measures. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statements of income and cash flows prepared in accordance with GAAP, that would be required to produce such a reconciliation.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements, including our full-year 2024 guidance, our 2027 guidance, and the expected impact of the acquisition of Wincanton on our results of operations. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by the company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors the company believes are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, the risks discussed in our filings with the SEC and the following: economic conditions generally; supply chain challenges, including labor shortages; competition and pricing pressures; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our respective customers’ demands; our ability to successfully integrate and realize anticipated benefits, synergies, cost savings and profit improvement opportunities with respect to acquired companies, including the acquisition of Wincanton; acquisitions may be unsuccessful or result in other risks or developments that adversely affect our financial condition and results; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our indebtedness; our ability to raise debt and equity capital; litigation; labor matters, including our ability to manage its subcontractors, and risks associated with labor disputes at our customers’ facilities and efforts by labor organizations to organize its employees; risks associated with defined benefit plans for our current and former employees; our ability to attract or retain necessary talent; the increased costs associated with labor; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; fluctuations in customer confidence and spending; issues related to our intellectual property rights; governmental regulation, including environmental laws, trade compliance laws, as well as changes in international trade policies and tax regimes; governmental or political actions, including the United Kingdom’s exit from the European Union; natural disasters, terrorist attacks or similar incidents; damage to our reputation; a material disruption of our operations; the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; failure in properly handling the inventory of our customers; the impact of potential cyber-attacks and information technology or data security breaches; and the inability to implement technology initiatives or business systems successfully; our ability to achieve Environmental, Social and Governance goals; and a determination by the IRS that the distribution or certain related spin-off transactions should be treated as taxable transactions. Other unknown or unpredictable factors could cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors.

All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

Investor Contact

Chris Jordan
+1 (203) 769-7228
chris.jordan@gxo.com

Media Contact

Matthew Schmidt
+1 (203) 307-2809
matt.schmidt@gxo.com

GXO Logistics, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
(Dollars in millions, shares in thousands, except per share amounts)	2024	2023
Revenue	$2,456	$2,323
Direct operating expense	2,056	1,906
Selling, general and administrative expense	249	258
Depreciation and amortization expense	92	83
Transaction and integration costs	19	13
Restructuring costs and other	16	21
Litigation expense(1)	63	—
Operating income (loss)	(39)	42
Other income, net	6	—
Interest expense, net	(13)	(13)
Income (loss) before income taxes	(46)	29
Income tax (expense) benefit	10	(3)
Net income (loss)	(36)	26
Net income attributable to Noncontrolling Interests (“NCI”)	(1)	(1)
Net income (loss) attributable to GXO	$(37)	$25

Earnings (loss) per share
Basic	$(0.31)	$0.21
Diluted	$(0.31)	$0.21

Weighted-average common shares outstanding
Basic	119,273	118,781
Diluted	119,273	119,231
(1) During the first quarter of 2024, a trial was held in the United States District Court for the Western District of Missouri in connection with a dispute between the Company and one of its customers related to the start-up of the customer’s warehouse that occurred in 2018 (Lindt et al v. GXO Warehouse Company, Inc., docket no. 4:22-cv-00384-BP). In March 2024, the jury returned verdicts in favor of the customer. The Company recognized a $63 million expense in the three months ended March 31, 2024 for the jury verdicts, potential post-trial awards of interest, associated legal fees, costs and other related expenses. The Company believes that this case was incorrectly decided and intends to pursue post-verdict remedies as necessary, including an appeal, and will pursue reimbursement under its existing insurance policies.

GXO Logistics, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
(Dollars in millions, shares in thousands, except per share amounts)	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$423	$468
Accounts receivable, net of allowance of $10 and $11	1,665	1,753
Other current assets	375	347
Total current assets	2,463	2,568
Long-term assets
Property and equipment, net of accumulated depreciation of $1,599 and $1,545	951	953
Operating lease assets	2,192	2,201
Goodwill	2,870	2,891
Intangible assets, net of accumulated amortization of $542 and $528	542	567
Other long-term assets	362	327
Total long-term assets	6,917	6,939
Total assets	$9,380	$9,507
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$615	$709
Accrued expenses	976	966
Current debt	126	27
Current operating lease liabilities	597	597
Other current liabilities	311	327
Total current liabilities	2,625	2,626
Long-term liabilities
Long-term debt	1,511	1,620
Long-term operating lease liabilities	1,836	1,842
Other long-term liabilities	505	473
Total long-term liabilities	3,852	3,935
Commitments and Contingencies
Stockholders’ Equity
Common Stock, $0.01 par value per share; 300,000 shares authorized, 119,368 and 119,057 issued and outstanding	1	1
Preferred Stock, $0.01 par value per share; 10,000 shares authorized, none issued and outstanding	—	—
Additional Paid-In Capital (“APIC”)	2,602	2,598
Retained earnings	515	552
Accumulated Other Comprehensive Income (Loss) (“AOCIL”)	(249)	(239)
Total stockholders’ equity before NCI	2,869	2,912
NCI	34	34
Total equity	2,903	2,946
Total liabilities and equity	$9,380	$9,507

GXO Logistics, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(In millions)	2024	2023
Cash flows from operating activities:
Net income (loss)	$(36)	$26
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization expense	92	83
Stock-based compensation expense	8	9
Deferred tax benefit	(2)	(7)
Other	14	9
Changes in operating assets and liabilities
Accounts receivable	70	57
Other assets	(42)	11
Accounts payable	(106)	(49)
Accrued expenses and other liabilities	52	(100)
Net cash provided by operating activities	50	39
Cash flows from investing activities:
Capital expenditures	(73)	(91)
Proceeds from sale of property and equipment	6	9
Purchase of Wincanton plc shares	(15)	—
Net cash used in investing activities	(82)	(82)
Cash flows from financing activities:
Repayments of debt, net	—	(21)
Repayments of finance lease obligations	(8)	(8)
Taxes paid related to net share settlement of equity awards	(4)	(4)
Other	4	4
Net cash used in financing activities	(8)	(29)
Effect of exchange rates on cash and cash equivalents	(5)	3
Net decrease in cash, restricted cash and cash equivalents	(45)	(69)
Cash, restricted cash and cash equivalents, beginning of period	470	495
Cash, restricted cash and cash equivalents, end of period	$425	$426

Reconciliation of cash, restricted cash and cash equivalents
Cash and cash equivalents	$423	$426
Restricted Cash (included in Other long-term assets)	2	—
Total cash, restricted cash and cash equivalents	$425	$426

GXO Logistics, Inc.
Key Data
Disaggregation of Revenue
(Unaudited)

Revenue disaggregated by geographical area was as follows:

	Three Months Ended March 31,
(In millions)	2024	2023
United Kingdom	$913	$844
United States	747	714
Netherlands	218	196
France	200	202
Spain	129	127
Italy	93	88
Other	156	152
Total	$2,456	$2,323

The Company’s revenue can also be disaggregated by the customer’s primary industry. Revenue disaggregated by industries was as follows:

	Three Months Ended March 31,
(In millions)	2024	2023
Omnichannel retail	$1,022	$964
Technology and consumer electronics	382	366
Food and beverage	316	307
Consumer packaged goods	295	226
Industrial and manufacturing	266	270
Other	175	190
Total	$2,456	$2,323

GXO Logistics, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
and Adjusted EBITDA Margins
(Unaudited)

	Three Months Ended March 31,		Year Ended December 31,	Trailing Twelve Months Ended March 31, 2024
(In millions)	2024	2023	2023
Net income (loss) attributable to GXO	$(37)	$25	$229	$167
Net income attributable to NCI	1	1	4	4
Net income (loss)	$(36)	$26	$233	$171
Interest expense, net	13	13	53	53
Income tax expense (benefit)	(10)	3	33	20
Depreciation and amortization expense	92	83	361	370
Transaction and integration costs	19	13	34	40
Restructuring costs and other	16	21	32	27
Litigation expense	63	—	—	63
Unrealized gain on foreign currency options and other	(3)	(1)	(5)	(7)
Adjusted EBITDA(1)	$154	$158	$741	$737

Revenue	$2,456	$2,323
Operating income (loss)	$(39)	$42
Operating income margin(2)	(1.6)%	1.8%
Adjusted EBITDA margin(1)(3)	6.3%	6.8%
(1) See the “Non-GAAP Financial Measures” section of this press release.
(2) Operating income margin is calculated as operating income (loss) divided by revenue for the period.
(3) Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue for the period.

GXO Logistics, Inc.
Reconciliation of Net Income (loss) to Adjusted EBITA
and Adjusted EBITA Margins
(Unaudited)

	Three Months Ended March 31,		Year Ended December 31,	Trailing Twelve Months Ended March 31, 2024
(In millions)	2024	2023	2023
Net income (loss) attributable to GXO	$(37)	$25	$229	$167
Net income attributable to NCI	1	1	4	4
Net income (loss)	$(36)	$26	$233	$171
Interest expense, net	13	13	53	53
Income tax expense (benefit)	(10)	3	33	20
Amortization expense	19	17	71	73
Transaction and integration costs	19	13	34	40
Restructuring costs and other	16	21	32	27
Litigation expense	63	—	—	63
Unrealized gain on foreign currency options and other	(3)	(1)	(5)	(7)
Adjusted EBITA(1)	$81	$92	$451	$440

Revenue	$2,456	$2,323
Adjusted EBITA margin(1)(2)	3.3%	4.0%
(1) See the “Non-GAAP Financial Measures” section of this press release.
(2) Adjusted EBITA margin is calculated as adjusted EBITA divided by revenue for the period.

GXO Logistics, Inc.
Reconciliation of Net Income (loss) to Adjusted Net Income
and Adjusted Earnings Per Share
(Unaudited)

	Three Months Ended March 31,
(Dollars in millions, shares in thousands, except per share amounts)	2024	2023
Net income (loss)	$(36)	$26
Net income attributable to NCI	(1)	(1)
Net income (loss) attributable to GXO	$(37)	$25
Amortization expense	19	17
Transaction and integration costs	19	13
Restructuring costs and other	16	21
Litigation expense	63	—
Unrealized gain on foreign currency options	(3)	(1)
Income tax associated with the adjustments above(1)	(23)	(11)
Discrete tax benefit(2)	—	(5)
Adjusted net income attributable to GXO(3)	$54	$59

Adjusted basic EPS(3)	$0.45	$0.50
Adjusted diluted EPS(3)	$0.45	$0.49

Weighted-average common shares outstanding
Basic	119,273	118,781
Diluted	119,273	119,231
(1) The income tax rate applied to items is based on the GAAP annual effective tax rate.
(2) Discrete tax benefit from intangible assets and the release of valuation allowances.
(3) See the “Non-GAAP Financial Measures” section of this press release.

GXO Logistics, Inc.
Other Reconciliations
(Unaudited)

Reconciliation of Cash Flows from Operations to Free Cash Flow:

	Three Months Ended March 31,
(In millions)	2024	2023
Cash flows from operations	$50	$39
Capital expenditures	(73)	(91)
Proceeds from sale of property and equipment	6	9
Free cash flow(1)	$(17)	$(43)

Cash flows from operations to net income (loss)	(138.9)%	150.0%
Free cash flow conversion(1)(2)	(11.0)%	(27.2)%
(1) See the “Non-GAAP Financial Measures” section of this press release.
(2) The Company calculates free cash flow conversion as free cash flow divided by adjusted EBITDA, expressed as a percentage.

Reconciliation of Revenue to Organic Revenue:

	Three Months Ended March 31,
(In millions)	2024	2023
Revenue	$2,456	$2,323
Revenue from acquired business(1)	(63)	—
Revenue from disposed business(1)	(1)	(4)
Foreign exchange rates	(50)	—
Organic revenue(2)	$2,342	$2,319

Revenue growth(3)	5.7%
Organic revenue growth(2)(4)	1.0%
(1) The Company excludes revenue from acquired and disposed businesses for periods that are no comparable.
(2) See the “Non-GAAP Financial Measures” section of this press release.
(3) Revenue growth is calculated as the change in the period-over-period revenue divided by the prior period, expressed as a percentage.
(4) Organic revenue growth is calculated as the change in the period-over-period organic revenue divided by the prior period, expressed as a percentage.

GXO Logistics, Inc.
Liquidity Reconciliations
(Unaudited)

Reconciliation of Total Debt and Net Debt:

(In millions)	March 31, 2024
Current debt	$126
Long-term debt	1,511
Total debt	$1,637
Plus Bank overdrafts	2
Less: Cash and cash equivalents	(423)
Net debt(1)	$1,216
(1) See the “Non-GAAP Financial Measures” section of this press release.

Reconciliation of Total debt to Net income Ratio:

(In millions)	March 31, 2024
Total debt	$1,637
Trailing twelve months net income	$171
Debt to net income ratio	9.6x

Reconciliation of Net Leverage Ratio:

(In millions)	March 31, 2024
Net debt	$1,216
Trailing twelve months adjusted EBITDA(1)	$737
Net leverage ratio(1)	1.6x
(1) See the “Non-GAAP Financial Measures” section of this press release.

GXO Logistics, Inc.
Return on Invested Capital
(Unaudited)

Adjusted EBITA, net of income taxes paid:

	Three Months Ended March 31,		Year Ended	Trailing Twelve Months Ended March 31, 2024
(In millions)	2024	2023	December 31, 2023
Adjusted EBITA(1)	$81	$92	$451	$440
Less: Cash paid for income taxes	(1)	—	(84)	(85)
Adjusted EBITA, net of income taxes paid(1)	$80	$92	$367	$355
(1) See the “Non-GAAP Financial Measures” section of this press release.

Return on Invested Capital:

	March 31,
(In millions)	2024	2023	Average
Selected Assets:
Accounts receivable, net	$1,665	$1,605	$1,635
Other current assets	375	280	328
Property and equipment, net	951	964	958
Selected Liabilities:
Accounts payable	$(615)	$(652)	$(634)
Accrued expenses	(976)	(908)	(942)
Other current liabilities	(311)	(209)	(260)
Invested capital	$1,089	$1,080	$1,085

Trailing twelve months net income to average invested capital			15.8%
Operating return on invested capital(1)(2)			32.7%
(1) See the “Non-GAAP Financial Measures” section of this press release.
(2) The ratio of operating return on invested capital is calculated as trailing twelve months adjusted EBITA, net of income taxes paid, divided by the average invested capital.